UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

On January 24, 2011, LaSalle Hotel Properties (the “Company”) issued 2,600,000 7.50% Series H Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series H Preferred Shares”). As set forth in the Articles Supplementary establishing the rights and preferences of the Series H Preferred Shares filed with the Maryland State Department of Assessments and Taxation on January 24, 2011, the Series H Preferred Shares rank senior to the Company’s common shares of beneficial interest, par value $0.01 per share (“common shares”), and on parity with the Company’s Series B Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series G Preferred Shares and future equity securities that the Company may later authorize or issue and that by their terms are on a parity with the Series H Preferred Shares. Holders of the Series H Preferred Shares, when and as authorized by the Board of Trustees, are entitled to cumulative cash distributions at the rate of 7.50% per annum of the $25.00 per share liquidation preference, equivalent to $1.875 per annum per share. In addition to other preferential rights, the holders of the Series H Preferred Shares are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of the common shares in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Generally, the Series H Preferred Shares are not redeemable by the Company before January 24, 2016. However, upon the occurrence of a “Change of Control” (as defined below), the Company may, at its option, redeem the Series H Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to and including the date of redemption. A “Change of Control” is when, after the original issuance of the Series H Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (“NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE Amex or NASDAQ.

The Series H Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company except as provided below. Upon the occurrence of a

Change of Control, holders will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem their Series H Preferred Shares) to convert some or all of their Series H Preferred Shares (the “Change of Control Conversion Right”) into a number of the Company’s common shares equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series H Preferred Share to be converted plus the amount of any accrued and unpaid distributions to and including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series H Preferred Share distribution payment and prior to the corresponding Series H Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below); and

•	1.702 (the “Share Cap”), subject to certain adjustments;

in each case, subject to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right beginning on or after January 24, 2016, holders will not have any right to convert their Series H Preferred Shares in connection with the Change of Control Conversion Right and any Series H Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series H Preferred Shares.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of the Company’s common shares is solely cash, the amount of cash consideration per common share, and (ii) if the consideration to be received in the Change of Control by holders of common shares is other than solely cash, the average of the closing price per common share on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

A complete description of the Series H Preferred Shares is contained in the Articles Supplementary incorporated by reference as Exhibit 3.1 to this report.

On January 24, 2011, the Company, as general partner of LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”), executed an amendment to the limited partnership agreement of the Operating Partnership creating a series of preferred units (the “Series H Preferred Units”) that mirrors the rights and preferences of the Series H Preferred Shares described above. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 2,600,000 Series H Preferred Units.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this report regarding the Series H Preferred Shares is incorporated herein by reference.

Item 8.01.	Other Events.

On January 19, 2011, the Company and the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., and RBS Securities Inc (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,600,000 Series H Preferred Shares, plus up to an additional 390,000 Series H Preferred Shares pursuant to the Underwriters’ 30-day over-allotment option, to the underwriters at a discount to the public offering price of $25.00.

The offering closed on January 24, 2011.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits

1	Underwriting Agreement dated as of January 19, 2011 among Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., and RBS Securities Inc. and the Company and the Operating Partnership

3.1	Articles Supplementary filed on January 24, 2011 with the Maryland State Department of Assessments and Taxation, incorporated herein by reference to Exhibit 3.1 to Form 8-A filed with the Securities and Exchange Commission on January 24, 2011

3.2	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership

4	Form of certificate evidencing the 7.50% Series H Cumulative Redeemable Preferred Shares

5.1	Opinion of DLA Piper LLP (US) re legality

8.1	Opinion of DLA Piper LLP (US) re tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins, Chief Financial Officer and
Executive Vice President

Dated: January 24, 2011

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